UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 17, 2007

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 17, 2007, we issued a press release to report our financial results for the fiscal quarter ended March 30, 2007. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this report and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Measures

Our results of operations have undergone significant change in the past year, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, in Exhibit 99.1 hereto, we supplementally disclosed, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share on a historical basis, as well as forecasts of these non-GAAP financial measures for future periods. These non-GAAP financial measures are not prepared or presented in accordance with, or an alternative for, GAAP measures, and are not based on any comprehensive set of accounting rules or principles. The GAAP measure most directly comparable to (i) non-GAAP net income is net income and (ii) non-GAAP diluted net income per share is diluted net income per share. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in Exhibit 99.1 hereto. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

These non-GAAP financial measures are among the primary factors management uses in internal planning, budgeting, calculating bonus payments and forecasting future periods. An explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors are set forth below.

Use and Economic Substance of Non-GAAP Financial Measures Used by Seagate

Non-GAAP net income and non-GAAP diluted net income per share consist of net income or diluted net income per share, excluding charges related to the redemption of $400 million of our 8% Senior Notes previously due 2009, as well as charges relating to the acquisitions of Maxtor and EVault, which include: amortization of purchased intangible assets; stock-based compensation expense related to the acquisition of Maxtor; write-off of in-process research and development; integration and retention costs; settlement of customer compensatory claims relating to legacy Maxtor products; the interest expense related to purchase accounting treatment for fair market value lease amortization related to the Maxtor acquisition, and the tax impact, where applicable, associated with the excluded adjustments. Our management uses these non-GAAP financial measures for purposes of evaluating our historical and prospective financial performance, as well as our performance relative to our competitors. We believe that excluding those items mentioned above in these non-GAAP financial measures allows our board of directors, management, investors, analysts and other interested parties to better understand Seagate’s consolidated financial performance in relationship to the operating results, as management does not believe that the excluded items are reflective of our ongoing core operating results and business outlook and that excluding these items allows us to better understand and analyze trends in our business. These reasons provide the basis for management’s belief that the measures are useful. More specifically, our management excludes each of those items mentioned above for the following reasons:

•

Redemption of 8% Notes. Charges related to the redemption of $400 million aggregate principal amount of Seagate’s 8% Senior Notes previously due 2009 (“Notes”) consists of a redemption premium of $16 million and approximately $3 million of unamortized issuance costs which were recorded as interest expense in Seagate’s Condensed Consolidated Statement of Operations for the nine months ended March 30, 2007. We exclude these charges for purposes of calculating non-GAAP net income and non-GAAP diluted net income per share because we believe that these one-time payments to completely redeem a series of debt securities that are no longer outstanding, do not reflect expected future expenses and do not contribute to a meaningful evaluation of our current operating performance or comparisons to our past operating performance.

•

Charges relating to acquisitions. We have adjusted our GAAP net income and diluted net income per share to exclude the impacts of the acquisition of Maxtor, and to a lesser extent, certain impacts associated with the acquisition of EVault, which impacts we expect will disappear within a finite period:

•

Amortization of purchased intangible assets. Charges relating to the amortization of intangibles acquired in the Maxtor and EVault acquisitions are non-cash in nature, are inconsistent in amount and frequency, and have no direct correlation to Seagate’s ongoing operating results. We exclude these charges for purposes of calculating these non-GAAP financial measures to facilitate a more meaningful evaluation of our current operating results and comparisons to our past operating performance;

•

Write-off of in-process research and development. These charges relate to in-process research and development acquired in the EVault acquisition, which has no alternative future use, and has no direct correlation to our ongoing operating results. Excluding these charges for purposes of calculating these non-GAAP financial measures contributes to a more meaningful evaluation of our current operating results and comparisons to our past operating performance;

•

Stock-based compensation expense. These non-cash charges relate to the amortization of unearned compensation as a result of assuming unvested Maxtor employee stock options and nonvested shares and are not reflective of our ongoing operating results;

•

Integration and retention costs. This amount consists primarily of payments made to retain key Maxtor employees for a certain period and various integration expenses associated with the Maxtor acquisition, all of which we excluded in calculating the non-GAAP financial measures, because they arose from the Maxtor acquisition and management does not believe that they are directly related to the ongoing operation of our business;

•

Customer compensatory claims. We excluded the settlement of certain customer compensatory claims relating to legacy Maxtor products because we believe settlement of the claims is not directly related to the operation of our ongoing business; and

•

Fair market value lease-interest expense amortization. This relates to purchase accounting treatment for fair market value lease amortization, and was excluded from our non-GAAP financial measures because they are non-cash expenses that we do not believe are reflective of ongoing operating results and were directly a result of our acquisition of Maxtor.

•	Income tax effect of non-GAAP adjustments. This amount represents the tax effects, where applicable, associated with the excluded non-GAAP adjustments.

Material Limitations Associated with Use of Non-GAAP Financial Measures

The non-GAAP financial measures that we present may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•

Items such as amortization of intangible assets, though not directly affecting our cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP net income and non-GAAP diluted net income per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•

While we make adjustments to net income and diluted net income per share for items that we believe are not reflective of our operating performance and that we believe are non-recurring in nature, no assurance may be given that we will not incur similar costs in the future.

•	Other companies may calculate non-GAAP net income and non-GAAP diluted net income per share differently than we do, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations on our use of non-GAAP net income and non-GAAP diluted net income per share by preparing our financial statements on a GAAP basis to gain a complete picture of our business. Our non-GAAP financial measures focus only upon our core business that management believes it can directly effect or exercise influence over. Thus, these non-GAAP financial measures only represent a limited reflection of a subset, albeit a critical one, of the business that the management considers it can control and change from period to period. Additionally, we provide detailed reconciliations to the most directly comparable GAAP measures within this press release at Exhibit 99.1 hereto and in other written materials that include these non-GAAP measures. We encourage investors to carefully review those reconciliations. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

The Substantive Reasons why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

We believe that providing non-GAAP net income and non-GAAP diluted net income per share to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by our management in our financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our Web site at http://www.seagate.com/www/en-us/about/investor_relations/.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 17, 2007, of Seagate Technology

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: April 17, 2007	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary